Exhibit 1.01

Lexmark International, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2014

This report for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). Lexmark International, Inc. (“Lexmark” or the “Company”) determined that conflict minerals which are defined as columbite-tantalite, cassiterite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten and gold (“Conflict Minerals”) were necessary to the functionality or production of certain printers and multifunction devices as well as the associated supplies that the Company manufactured or contracted to manufacture during 2014. Lexmark conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine the origin of the Conflict Minerals used in the Company’s products. Based on the RCOI, the Company had reason to believe that its necessary Conflict Minerals may have originated in the Democratic Republic of Congo or an adjoining country (“DRC”). In accordance with the Rule, the Company undertook due diligence on the source and chain of custody of its Conflict Minerals.

Company Overview

Since its inception in 1991, Lexmark has become a leading developer, manufacturer and supplier of printing, imaging, device management, managed print services, document workflow, and more recently business process and content management solutions. The Company operates in the office printing and imaging, and enterprise content management (“ECM”), business process management (“BPM”), document output management (“DOM”), intelligent data capture and search software markets. Lexmark’s products include laser printers and multifunction devices, dot matrix printers and the associated supplies/solutions/services, as well as ECM, BPM, DOM, intelligent data capture, search and web-based document imaging and workflow software solutions and services.

For more information about Lexmark please refer to the Company’s website at http://www.lexmark.com.

Due Diligence Program

In conducting its due diligence, Lexmark conformed with the Organization for Economic Co-operation and Development (“OECD”) framework, an internationally recognized due diligence framework. Lexmark does not source any of these minerals directly so the Company is required to rely on its suppliers and their sub-tier suppliers for information regarding the smelters and sources of the minerals. The Company conducted a survey of its suppliers using a template developed jointly by the Electronics Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”) known as the EICC-GeSI Conflict Minerals Reporting Template (the “Template”). The Template was developed to assist in the collection of sourcing information related to the Conflict Minerals used in a company’s supply chain.

Supply Chain Assessment

Lexmark relies upon the Company’s suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to Lexmark, including sources of the Conflict Minerals that are supplied to them from sub-tier suppliers.

The Company has maintained its recently updated Supplier Code of Conduct designed to educate its supplier and supply chain partners regarding the relevant, emerging SEC and Lexmark due diligence requirements. Lexmark communicated the requirement with its suppliers that they are to provide the Conflict Minerals sourcing information to Lexmark per the Company’s Supplier Code of Conduct. Further, the Company continues to require a due diligence declaration identifying the list of smelters used within the supplier’s supply chain using the Template described above.

In addition, Lexmark has continued to actively engage in performing a comprehensive analysis of its product components, and the role that suppliers play throughout the Company’s manufacturing and product delivery processes. Lexmark defined its supply chain Conflict Minerals due diligence scope of work by including active suppliers that provide components and manufacturing activities that are likely to contain Conflict Minerals. The Company adopted the Conflict Free Sourcing Initiative’s (“CFSI”) standard Conflict Minerals reporting templates, and launched the Conflict Minerals due diligence communication survey to the suppliers of these defined components and manufacturing supplies.

Due Diligence Procedures

As described above, Lexmark’s compliance efforts included sending out surveys to all contract manufacturers and component suppliers that the Company makes direct purchases from, as well those source directed sub-tier suppliers that Lexmark requires its contract manufacturers and component suppliers to include in their supply chains. This was a worldwide effort with support from all global procurement operations and included weekly meetings that were held to review the progress on the data collected. Once the surveys were received, the data was reviewed for completeness by the global sourcing team and where it was found to be incomplete; the supplier was contacted until complete information was obtained. Lexmark has received no response to its request for information from some of its direct and sub-tier supplies.

The smelter and source data provided from the suppliers was then compared to the known approved smelters list and the information was made available to a broader team within the Company, including executive leadership. Suppliers who were not using CFSI certified Conflict Free Smelters (“CFS”) or had not provided sufficient information were followed up with by the global sourcing team and encouraged to either resource to approved smelters or have their smelters go through the audit process to be on the approved list. To the extent the Company determines it has suppliers who are unwilling to participate in the Conflict Minerals compliance activity, provide incomplete information or are not committed to develop a DRC conflict free supply chain, the Company will look to alternative sources for the products and components they provide. Through its due diligence process Lexmark has been unable to definitively determine the country of origin of the necessary Conflict Minerals because not all of the information is available or has been provided by the suppliers to the Company.

Internal Team

Lexmark has maintained a management system for Conflict Minerals. The Company’s management system includes executive-level representatives and a team of subject matter experts from relevant functions such as Finance, Legal, and Global Supply Chain Operations. The team of subject matter experts is responsible for implementing the Company’s Conflict Minerals compliance strategy. Senior management is briefed about the results of the Company’s due diligence efforts on a regular basis.

Risk Mitigation and Future Due Diligence Measures

Lexmark has continued to improve its due diligence measures and mitigate the risk that the Company’s necessary Conflict Minerals benefit armed groups by taking the following steps, among others:

  Updated contracts with suppliers to require that they maintain conflict-free sources of the necessary Conflict Minerals along with requiring suppliers to comply with Lexmark’s reporting requests;

  Continued to drive its suppliers to obtain current, accurate, and complete information about their smelters, refiners and mines or locations of origin of the necessary Conflict Minerals;

  Dedicated global resources to assist in data collection from supplier surveys and further improve compliance efforts;

  Continued to educate Lexmark’s management system for Conflict Minerals to support further understanding of the Company’s due diligence efforts to ensure a conflict-free supply chain; and

  Continued to engage with third-party programs to encourage further improvement and reliability in traceability programs.

Effort to Determine the Mine or Location of Origin

As described above, Lexmark has utilized the reporting Template with its supplier base and is relying on its supplier’s responses.  Suppliers have been required to provide the information they have available, which has been limited to the location of smelters and refiners. Based on the due diligence performed, the Company has determined that the location information of the smelters and refiners gathered from Lexmark’s suppliers represent the most reasonable known mine of origin information available. However, the Company has been unable to determine the mine or location of origin of the Conflict Minerals themselves.

Facilities Used to Process Conflict Minerals -- Smelters or Refiners Identified

As a result of its due diligence process, the Company was able to identify smelters and refineries from its supply chain. Below is the list of all smelters and refineries identified to date as a result of the due diligence process. The list includes the CFSI certified CFS along with smelters and refineries that the CFSI has not provided an opinion as to whether or not the minerals procured from these smelters and refineries originate from the DRC or adjoining countries.

Metal	Smelter Name	Smelter Facility Location: Country
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Cendres + Métaux SA	Switzerland
Gold	Sabin Metal Corp.	United States

Metal	Smelter Name	Smelter Facility Location: Country
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Aurubis AG	Germany
Gold	CCR Refinery – Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Johnson Matthey Inc	United States
Gold	Johnson Matthey Ltd	Canada
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Met-Mex Peñoles, S.A.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	Turkey
Gold	Nihon Material Co. LTD	Japan
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	PAMP SA	Switzerland
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Royal Canadian Mint	Canada
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Caridad	Mexico
Gold	China National Gold Group Corporation	China
Gold	Chugai Mining	Japan
Gold	Colt Refining	United States

Metal	Smelter Name	Smelter Facility Location: Country
Gold	Daejin Indus Co. Ltd	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	South Korea
Gold	Doduco	Germany
Gold	FSE Novosibirsk Refinery	Russia
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Jiangxi Copper Company Limited	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	JSC Uralelectromed	Russia
Gold	Kazzinc Ltd	Kazakhstan
Gold	Korea Metal Co. Ltd	South Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Moscow Special Alloys Processing Plant	Russia
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russia
Gold	OJSC Kolyma Refinery	Russia
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	SAMWON METALS Corp.	South Korea
Gold	Schone Edelmetaal	Netherlands
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	Torecom	South Korea
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Gold	Harmony Gold Refinery	South Africa
Gold	Academy Precious Metals Co. LTD	China
Gold	Acade Noble Metals Zhao Yuan Corporation	China
Gold	Anhui Tongling_Pioneer Metals Corporation	China
Gold	Kanfort Industrial Yantai Co. LTD	China
Gold	Central Bank of the DPR of Korea	South Korea
Gold	Empressa Metaluriguca Vinto SA	Bolivia
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting	China
Gold	Xstrata Canada Corporation	Canada
Gold	Codelco	Chile
Gold	GWO Chem Industrial Col. LTD	Taiwan
Gold	BNMC Baiyin Nonferrous Metals Corporation	China
Gold	E Chem Enterprise	Taiwan
Gold	Dongguan Materials Col	China
Gold	Harima Smelter	Japan
Gold	DaeryongENC	South Africa
Gold	Cookson Sempsa	Spain
Gold	Asarco	United States
Gold	FAGGI ENRICO SPA	Italy
Gold	China Gold International Resources Corp	China
Gold	Dongguan Standard Electronic Material Co. Ltd.	China

Metal	Smelter Name	Smelter Facility Location: Country
Gold	Cheong Hing	Hong Kong
Gold	CHALCO Yunnan Copper Co. Ltd.	China
Gold	Feinhütte Halsbrücke GmbH	Germany
Gold	Japan Pure Chemical	Japan
Gold	Heesung Catalysts Corp.	South Korea
Gold	GuangZHou Jin Ding	China
Gold	N.E. CHEMCAT CORPORATION	Japan
Gold	Kunshan Jinli chemical industry reagents Co. Ltd.	China
Gold	Souzhou XingRui Noble	China
Gold	Shanghai Gold Exchange	China
Gold	ShenZhen Urban Pubic Bureau of China	China
Gold	Shandong Gold Mining Co. Ltd.	China
Gold	Shenzhen Chemicals Light Industry Co.Ltd	China
Gold	Scotia Mocatta	Hong Kong
Gold	Orelec	France
Gold	Shenzhen Heng Zhong Industry Co. Ltd.	China
Gold	Senju Metal Industry Co. Ltd.	Japan
Gold	Souzhou XingRui Noble	China
Gold	ShenZhen Urban Pubic Bureau of China	China
Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD	China
Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD	China
Gold	Shenzhen Heng Zhong Industry Co. Ltd.	China
Gold	Shenzhen Chemicals Light Industry Co.Ltd	China
Gold	Shanghai Gold Exchange	China
Gold	Shandong Gold Mining Co. Ltd.	China
Gold	Senju Metal Industry Co. Ltd.	Japan
Gold	Scotia Mocatta	Hong Kong
Gold	Orelec	France
Gold	Wuxi Middle Treasure Materials	China
Gold	Williams Brewster	United States
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	China
Gold	UYEMURA	United States
Gold	The Hutti Gold Company	India
Gold	Yoo Chang Metal Inc.	South Korea
Gold	Technic Inc.	United States
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd	China

Metal	Smelter Name	Smelter Facility Location: Country
Tantalum	Solikamsk Magnesium Works OAO	Russia
Tantalum	Taki Chemicals	Japan
Tantalum	Telex	United States
Tantalum	Ulba	Kazakhstan
Tantalum	Zhuzhou Cement Carbide	China
Tantalum	King-Tan Tantalum Industry Ltd	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Ishifuku Metal Industry Co. Ltd.	Japan
Tantalum	LMS Brasil S.A.	Brazil
Tantalum	Gannon and Scott	United States
Tantalum	Meterion Advanced Materials Thin Film Products	United States
Tin	China Rare Metal Materials Company	China
Tin	China Tin Group Co., Ltd.	China
Tin	Cooper Santa	Brazil
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallo Chimique	Belgium
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais, Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Alpha	United States
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Magnu's Minerais Metais e Ligas LTDA	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	OMSA	Bolivia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT REFINED BANGKA TIN	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia
Tin	Thaisarco	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Tin Company, Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China

Metal	Smelter Name	Smelter Facility Location: Country
Tin	CV Gita Pesona	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Gejiu Zi-Li	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Nanshan	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Novosibirsk Integrated Tin Works	Russia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	PT Timah	Indonesia
Tin	Liuzhou China Tin Group Co. Ltd.	China
Tin	Gold Bell Group	China
Tin	Kai Unita Trade Limited Liability Company	China
Tin	Alpha Metals Korea Ltd.	South Korea
Tin	Amalgamated Metals Corporation	United Kingdom
Tin	COOPERMETAL Cooperativa Metalurgica de Rondonia Ltda.	Brazil
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	Brazil
Tin	Butterworth Smelter	Malaysia
Tin	China Hongqiao	China
Tin	Baoshida Swissmetall	Switzerland
Tin	Ausmelt Limited	Australia
Tin	ATI Metalworking Products	United States
Tin	Asahi Solder Tech Wuxi Co. Ltd.	China
Tin	Aoki Loboratories Ltd.	China
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	China
Tin	American Iron and Metal	Canada
Tin	Huaxi Guangxi Group	China
Tin	HUANGGANG CITY TONGDING METALLIC MATERIAL CO.LTD	China
Tin	Hitachi Cable	Japan
Tin	JAU JANQ ENTERPRISE CO. LTD.	Malaysia
Tin	Hyundai-Steel	South Korea
Tin	Heesung Metal Ltd.	South Korea
Tin	HANDOK METAL CO.LTD	South Korea
Tin	High Quality Technology Co. Ltd	China
Tin	GUANGXI CHINA TIN GROUP CO.LTD	China
Tin	Gomat-e-K.	Germany
Tin	Gebrueder Kemper GMBH	Germany
Tin	Furukawa	Japan
Tin	Empresa Metallurgica Vinto	Bolivia
Tin	Balver Zinn	Germany
Tin	Jiangxi Shunda Huichang Kam Tin Co. Ltd	China
Tin	Jean Goldschmidt International	Belgium
Tin	Kai Union Industry and Trade Co. Ltd.	China
Tin	Ming Li Jia smelt Metal Factory	China

Metal	Smelter Name	Smelter Facility Location: Country
Tin	Metallic Resources Inc	United States
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Ma On Shuguang Smelting Plant	China
Tin	Kundur Smelter	Indonesia
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ A.S.	Czechia
Tin	Kupol	Russia
Tin	Kaimeng Gejiu Industry and Trade Co. Ltd.	China
Tin	Posco	South Korea
Tin	Poongsan Corporation	South Korea
Tin	NGHE TIN NON-FERROUS METAL COMPANY	Indonesia
Tin	Nankang Nanshan Tin Manufactory Co. Ltd.	China
Tin	Nancang Metal Material Co.Ltd	China
Tin	Mitsubishi Electric Metecs Co. Ltd.	Japan
Tin	Nathan Trotter and Co. Inc.	United States
Tin	Mits-Tec Shanghai Co. Ltd.	China
Tin	Richard Stenzhorn GmbH	Germany
Tin	Redring Solder M Sdn Bhd	Malaysia
Tin	Rahman Hydrulic Tin Sdn Bhd	Malaysia
Tin	Pure Technology	Russia
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Wolfram Company CJSC	Russia
Tungsten	Pan Pacific Copper Co. LTD	Japan
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	China
Tungsten	China Minmetals Nonferrous Metals Co Ltd	China
Tungsten	Ganzhou Grand Sea W and Mo Group Co Ltd	China
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	China
Tungsten	Jiangxi Rare Earth Metals Tungsten Group Corporation	China
Tungsten	Mitsubishi Materials Corporation	Japan
Tungsten	Hitachi Metals Ltd. Yasugi Works	Japan